                                                               EXHIBIT 10.21

                            EMPLOYEE BENEFITS AGREEMENT

         EMPLOYEE BENEFITS AGREEMENT (the "Agreement") dated as of October 31, 1997 by and between Western Atlas Inc., a Delaware corporation ("Western Atlas") and UNOVA, Inc., a Delaware corporation ("UNOVA"), which, as of the date hereof, is a direct, wholly-owned subsidiary of Western Atlas.

         WHEREAS, the Board of Directors of Western Atlas has decided to distribute all of the stock of UNOVA to the shareholders of Western Atlas in a transaction intended to qualify under Section 355 of the Code (the "Distribution");

         WHEREAS, Western Atlas and UNOVA are entering into a Distribution and Indemnity Agreement (the "Distribution Agreement") which, among other things, together with the annexes to the Distribution Agreement, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

         WHEREAS, in connection with the Distribution, Western Atlas and UNOVA desire to provide for the allocation of assets and liabilities and other matters relating to employee benefit plans and compensation arrangements;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, Western Atlas and UNOVA agree as follows:

Section 1.  DEFINITIONS.

         Terms used but not defined in this Agreement shall have the meanings set forth in the Distribution Agreement. As used in this Agreement the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the term defined):

         AFFILIATE: with respect to a Person, any Person controlled by, controlling or under common control with such Person.

         BENEFIT PLAN: any Plan, existing on or prior to the Distribution Date which was established by any member of the Western Atlas Group or the UNOVA Group, or any predecessor or Affiliate of any of the foregoing, to which any member of the Western Atlas Group or the UNOVA Group contributes, has contributed, is required to contribute or has been required to contribute, or under which any employee, former employee, director or former director of any member of the Western Atlas Group or the UNOVA Group or any beneficiary thereof is covered, is eligible for coverage or has benefits rights.

         CODE:  the Internal Revenue Code of 1986, as amended.

         CURRENT PLAN YEAR: the plan year during which the Distribution Date occurs.

         DISTRIBUTION DATE:  the date on which the Distribution is effected.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended.

         EXISTING RETIREMENT PLANS: the Western Atlas Inc. Retirement Plan, the Landis Tool Pension Plan and the Retirement Plan of the von Gal Operations of Western Atlas Inc.

         GROUP:  the Western Atlas Group or the UNOVA Group.

         LIABILITY: any debt, liability or obligation, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet, and all costs and expenses related thereto.

         NONQUALIFIED PLAN: any Plan that provides retirement benefits and is not intended to qualify under Section 401(a) of the Code.

         PERSON: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

         PLAN: any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock option, stock purchase, stock ownership, stock appreciation rights, phan-tom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health (including medical, dental and vision care), accident, disability, severance, pay in lieu of notice, separation, workers' compensation, travel or other employee benefit plan, practice, policy or arrangement of any kind (including, but not limited to, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA)).

         PRIOR PLAN YEAR: to the extent applicable with respect to any Plan, any plan year that ended on or prior to the Distribution Date.

         QUALIFIED PLAN: a Plan which is an employee benefit pension plan (within the meaning of Section 3(2) of ERISA) and which is intended to qualify under Section 401(a) of the Code.

         SUBSIDIARY: a corporation more than 50% of the voting power of whose outstanding voting securities are owned directly or indirectly by another specified corporation.

         UNOVA COMMON STOCK: the Common Stock, par value $.01 per share, of UNOVA.

         UNOVA-ONLY DIRECTOR: any director of UNOVA immediately after the Distribution Date who was a director of Western Atlas immediately prior to the Distribution Date, but who ceases to be a director of Western Atlas in connection with the Distribution.

         UNOVA EMPLOYEE: any individual who immediately after the Distribution Date is an officer or employee of the UNOVA Group.

         UNOVA FORMER EMPLOYEE: any terminated employee of Western Atlas who was, as of such employee's termination of employment, principally employed
(i) in the business which will be conducted by the UNOVA Group, (ii) at the corporate headquarters of Western Atlas or (iii) in one of the "UNOVA Discontinued Operations" as such term is defined in Schedule B of the Distribution Agreement, and any beneficiary or dependent of any such terminated employee.

         UNOVA GROUP:  UNOVA and the UNOVA Subsidiaries and Affiliates.

         UNOVA INC. PENSION PLAN: the Western Atlas Inc. Retirement Plan assumed by UNOVA on or prior to the Distribution Date and renamed the UNOVA Inc. Pension Plan.

         UNOVA OPTION PLAN:  the UNOVA 1997 Stock Incentive Plan.

         UNOVA PARTICIPANT: any individual, with respect to a particular Plan maintained by the UNOVA Group or the Western Atlas Group, who (i) is a UNOVA Employee and who is eligible to participate in such Plan, (ii) at any time after the Distribution Date is or becomes an officer or employee of any member of the UNOVA Group and is eligible to participate in such Plan or
(iii) is a beneficiary or dependent of any individual described in clause (i) or (ii).

         UNOVA SUBSIDIARIES: any direct or indirect Subsidiary of UNOVA at or after the Distribution.

         WELFARE PLAN: any Plan, other than a Qualified Plan, which provides medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical, life insurance or other such benefits.

         WESTERN ATLAS BONUS PLAN: the Western Atlas Inc. 1995 Incentive Compensation Plan and the Western Atlas Inc. Individual Performance Award Plan, and any other cash incentive plan in which both UNOVA Employees and Western Atlas Employees participated.

         WESTERN ATLAS EMPLOYEE: any individual who immediately after the Distribution Date is an officer or employee of a member of the Western Atlas Group.

         WESTERN ATLAS FORMER EMPLOYEE: any terminated employee of Western Atlas other than a UNOVA Former Employee.

         WESTERN ATLAS FSSP: the Western Atlas Financial Security and Savings Program.

         WESTERN ATLAS GROUP: Western Atlas and the Subsidiaries and Affiliates of Western Atlas, other than UNOVA and the UNOVA Subsidiaries and Affiliates.

         WESTERN ATLAS INDEMNITEE: each member of the Western Atlas Group and each of their respective directors, officers, employees and agents (but only in their capacities as such) and each of the heirs, executors, successors and assigns of any of the foregoing.

         WESTERN ATLAS MISCELLANEOUS PLANS: any Benefit Plan, other than any Qualified Plan, Nonqualified Plan, Welfare Plan, Western Atlas Bonus Plan or Western Atlas Stock Option Plan.

         WESTERN ATLAS NONQUALIFIED PLANS: the Supplemental Retirement Agreement between Western Atlas Inc. and Alton J. Brann (dated March 17,
1994), the Western Atlas Inc. Restoration Plan, the Western Atlas Inc. Supplemental Executive Retirement Plan and the Western Atlas Inc. Deferred Compensation Plan for Directors.

         WESTERN ATLAS OPTION: an option to purchase shares of Western Atlas Common Stock granted pursuant to a Western Atlas Stock Option Plan or assumed by Western Atlas under Plans of Norand Corporation.

         WESTERN ATLAS PARTICIPANT: any individual who is a participant in any Benefit Plan and is not a UNOVA Participant or UNOVA Former Employee, and any beneficiary or dependent of such individual.

         WESTERN ATLAS STOCK OPTION PLANS: the Western Atlas Inc. Director Stock Option Plan and the Western Atlas Inc. 1993 Stock Incentive Plan.

Section 2. OFFERS OF EMPLOYMENT; ASSUMPTION OF EMPLOYMENT, SEVERANCE AND CONSULTING AGREEMENTS.

         (a) On or prior to the Distribution Date, the UNOVA Group shall offer to employ, to the extent required in this Section 2(a), each employee employed by the Western Atlas Group who is principally employed by Western Atlas in connection with the Western Atlas industrial automation systems businesses which will be conducted by the UNOVA Group following the Distribution and each Western Atlas corporate headquarters employee, except as may otherwise be agreed upon by Western Atlas and UNOVA with respect to any particular Western Atlas corporate headquarters employees. The employees to be offered employment by the UNOVA Group shall include all active and inactive employees of such businesses, including all employees laid-off, disabled or on leave of absence, unless their employment with the Western Atlas Group has been terminated. The UNOVA Group is not obligated to employ any such employees of the Western Atlas Group who decline employment with the UNOVA Group, and Western Atlas shall not be obligated to continue the employment of such employees.

         (b) Western Atlas and UNOVA agree that with respect to individuals who, in connection with the Distribution, cease to be employees of the Western Atlas Group and become employees of the UNOVA Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan or agreement that provides for the payment of severance, salary continuation or similar benefits or stock repurchase rights and, in connection with the Distribution, if and to the extent appropriate, Western Atlas and UNOVA shall use their best efforts (without payment of monetary compensation) to obtain waivers from individuals against any such assertion.

         (c) The UNOVA Group shall assume and be solely responsible for, and shall indemnify the Western Atlas Group against, all liabilities and obligations whatsoever in connection with claims made by or on behalf of UNOVA Employees or UNOVA Former Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment either before, on or after the Distribution Date.

Section 3.    CASH BONUS PLANS.

         (a) Western Atlas shall be responsible for the payment of all Liabilities for benefits due and payable but unpaid as of and through the Distribution Date under each Western Atlas Bonus Plan with respect to any Prior Plan Year (other than the Current Plan Year), other than with respect to benefits due and payable to UNOVA Participants or UNOVA Former Employees.

         (b) Except as provided in paragraph (c) below, under each Western Atlas Bonus Plan, the UNOVA Group shall be responsible for the payment of all Liabilities for benefits to UNOVA Participants and UNOVA Former Employees due and payable after the Distribution Date or due and payable but unpaid as of and through the Distribution Date, including the portions of awards made prior to the Distribution Date which are not payable prior to the Distribution Date.

         (c) Prior to the Distribution Date, Western Atlas shall determine 1997 annual bonus awards under the Western Atlas

Bonus Plans for UNOVA Employees who are Western Atlas corporate headquarters employees. Such awards shall be pro rated based upon the portion of the 1997 bonus year which had expired as of the Distribution Date. Western Atlas shall pay a portion of the cash bonus prior to the Distribution Date (the bonus amount that is up to 50% of the employee's base salary earned for 1997 prior to the Distribution Date), and UNOVA shall pay the balance of the bonus following the Distribution Date in installments pursuant to the terms of the Western Atlas Bonus Plans.

         (d) Following the end of 1997, UNOVA shall determine 1997 annual bonus awards for UNOVA Employees who were not Western Atlas corporate headquarters employees, and shall make such payments to such UNOVA Employees.

         (e) For purposes of the Western Atlas Bonus Plans, individuals who, in connection with the Distribution, cease to be employees of Western Atlas and become UNOVA Employees shall not be deemed to have terminated employment under such Plans as a result of becoming UNOVA Employees for purposes of receiving installments of prior year "Final Awards" under the Western Atlas Bonus Plans. To the extent applicable, for purposes of receiving payments of installments of prior year "Final Awards" under the Western Atlas Bonus Plans, UNOVA Employees must at the time such payment is due (i) be in the active employ of UNOVA or a Subsidiary or Affiliate of UNOVA, (ii) have terminated employment with UNOVA by reason of death, or "Disability" or "Retirement" (as defined in the UNOVA Option Plan) or (iii) be on an "Approved Leave of Absence" (as determined by the UNOVA Compensation Committee or, prior to the Distribution, by the Western Atlas Compensation Committee but including, without limitation, a leave of absence for purposes of service in the Armed Services of the United States).

Section 4.    STOCK OPTIONS.

         Western Atlas shall take all action necessary to amend (if necessary), or otherwise provide for adjustments of outstanding awards under, the Western Atlas Stock Option Plan, so that each outstanding Western Atlas Option will be adjusted by (i) multiplying the number of shares of Western Atlas Common Stock subject to the option by the Adjustment Factor and (ii) dividing the exercise price per share of the option by the Adjustment Factor. For these purposes, the "Adjustment Factor" is defined as the quotient obtained by dividing (x) the Average Market Price of the Western Atlas Common Stock plus the Average Market Price of the UNOVA Common Stock by (y) the Average Market Price of the Western Atlas Common Stock. The "Average Market Price" of Western Atlas Common Stock or UNOVA Common Stock, as the case may be, is defined to be the average of the high and low daily prices of such security as reported on the NYSE Composite Tape (or, if not listed on such exchange, on any other national securities exchange on which the Western Atlas Common Stock or the UNOVA Common Stock is listed or on NASDAQ) on the sixth through tenth trading days, inclusive, following the Distribution Date. Each Western Atlas Option held by a UNOVA Employee who, in (a) connection with the Distribution, ceases to be a Western Atlas Employee and becomes a UNOVA Employee, shall be amended to provide that
(i) service with UNOVA shall be deemed continuous service with Western Atlas for purposes of vesting, exercisability and the duration of such Western Atlas Option and (ii) to avoid the potential loss of the opportunity to exercise such Western Atlas Option following a "Change in Control" of UNOVA (as defined in the UNOVA Option Plan), such Western Atlas Option held by UNOVA Employees shall immediately vest and become exercisable upon a Change in Control of UNOVA. Each Western Atlas Option held by a UNOVA-only Director shall be vested and exercisable in full on the Distribution Date, and each such Western Atlas Option shall remain exercisable until the later of (A) ten years following the date of grant of such option by Western Atlas and (B) three years following the first to occur of the date of retirement or resignation of the UNOVA-only Director as a director of UNOVA (or the failure of such UNOVA-only Director to be re-elected as a director of UNOVA), the UNOVA-only Director's total or permanent disability or his death.

Section 5.    QUALIFIED PLANS.

         (a) Effective on or prior to the Distribution Date, UNOVA shall assume sponsorship of the Existing Retirement Plans. The Western Atlas Inc. Retirement Plan shall be renamed the UNOVA, Inc. Pension Plan. The other two Existing Retirement Plans will remain as frozen plans with no further benefit accruals thereunder. The UNOVA, Inc. Pension Plan shall continue to provide benefits for all individuals who, immediately prior to the Distribution Date, were participants in the Western Atlas Inc. Retirement Plan. UNOVA agrees that each such participant shall be, to the extent applicable, entitled, for all purposes under the UNOVA, Inc. Pension Plan (including, without limitation, eligibility, vesting and benefit accrual), to be credited with the term of service credited to such participant as of the Distribution Date under the terms of the Western Atlas Inc. Retirement Plan as if such service had been rendered to UNOVA and had originally been credited to such participant under the UNOVA, Inc. Pension Plan and shall have the same accrued benefit under the UNOVA, Inc. Pension Plan immediately following the Distribution Date as was accrued under the Western Atlas Inc. Retirement Plan as of the Distribution Date. Western Atlas shall, as soon as practicable after the Distribution Date, provide UNOVA with such additional information (in the possession of the Western Atlas Group and not already in the possession of the UNOVA Group) as may be reasonably requested by UNOVA and necessary in order for the UNOVA Group to establish and administer effectively the Existing Retirement Plans assumed by UNOVA.

         (b) Effective on or prior to the Distribution Date, UNOVA shall assume sponsorship of the Western Atlas FSSP and the Western Atlas FSSP shall be renamed the UNOVA, Inc. Financial Security and Savings Program (the "UNOVA FSSP"). UNOVA agrees that all service credited under the Western Atlas FSSP as of the Distribution Date with respect to Western Atlas FSSP participants shall be credited under the UNOVA FSSP for all Plan purposes, including eligibility and vesting.

         (c) From and after the Distribution Date, the Western Atlas Group shall cease to have any Liability whatsoever with respect to participants under the Western Atlas Inc. Retirement Plan or the Western Atlas FSSP, and UNOVA and the UNOVA, Inc. Pension Plan and the UNOVA FSSP, as the case may be, shall assume or retain sole responsibility for, and shall indemnify the Western Atlas Indemnitees with respect to, all Liabilities of either Group with respect to participants under the UNOVA, Inc. Pension Plan and the UNOVA FSSP.

Section 6.    NONQUALIFIED RETIREMENT PLANS.

         Effective as of the Distribution Date, UNOVA shall assume, and shall indemnify the Western Atlas Indemnitees from and against, all Liabilities with respect to (i) the Supplemental Retirement Agreement between Western Atlas Inc. and Alton J. Brann (dated March 17, 1994) and all participants under the Western Atlas Inc. Restoration Plan, (ii) UNOVA Participants and UNOVA Former Employees under the Western Atlas Inc. Supplemental Executive Retirement Plan and (iii) UNOVA-only Directors under the Western Atlas Inc. Deferred Compensation Plan for Directors.

UNOVA represents that it has established plans on substantially the same terms as the Western Atlas Nonqualified Plans pursuant to which each participant for whom UNOVA has assumed Liabilities will be credited with the term of service credited to such participant as of the Distribution Date under the Western Atlas Nonqualified Plans, as if such service had been rendered to UNOVA.

Section 7.    DEFERRED COMPENSATION.

         Effective as of the Distribution Date, UNOVA shall assume and indemnify the Western Atlas Indemnitees from and against all Liabilities with respect to UNOVA Participants and UNOVA Former Employees in connection with any deferred compensation plans.

Section 8.    WELFARE PLANS.

         (a) Effective on or prior to the Distribution Date, UNOVA shall assume the Western Atlas Inc. Employees Welfare Benefit Trust, and such trust shall be renamed the UNOVA, Inc. Employees Welfare Benefit Trust (the "UNOVA Trust"). Effective as of the Distribution Date, UNOVA shall be responsible for and shall indemnify the Western Atlas Indemnitees from and against all Liabilities arising under any Welfare Plan with respect to claims by UNOVA Participants or UNOVA Former Employees for benefits incurred prior to or after the Distribution Date pursuant to the terms of the applicable Plan.

         (b) Effective on or prior to the Distribution Date, UNOVA shall assume sponsorship of the Welfare Plans maintained by Western Atlas in which UNOVA Employees participate. In connection with the foregoing, Western Atlas agrees to provide UNOVA or its designated insurance representative with such information (in the possession of the Western Atlas Group and not already in the possession of the UNOVA Group) as may be reasonably requested by UNOVA and necessary for the UNOVA Group to assume or establish any such Welfare Plan, and UNOVA agrees to provide Western Atlas or its designated insurance representative with similar information. Split-dollar insurance policies noted on Exhibit A as UNOVA policies shall be assumed by UNOVA, and split-dollar insurance policies noted on Exhibit A as Western Atlas policies shall remain with Western Atlas.

Section 9.    WESTERN ATLAS MISCELLANEOUS PLANS;
              POST-DISTRIBUTION LIABILITIES.

         (a) The Western Atlas Group shall be solely responsible for the payment of all Liabilities whatsoever with respect to any Western Atlas Participant or Western Atlas Former Employee unpaid as of and through the Distribution Date under any Western Atlas Miscellaneous Plan and the UNOVA Group shall assume and be solely responsible for the payment of all Liabilities with respect to any UNOVA Participant or UNOVA Former Employee unpaid as of and through the Distribution Date under any Western Atlas Miscellaneous Plan.

         (b) Except as otherwise expressly provided herein, the Western Atlas Group shall be solely responsible for the payment of all Liabilities whatsoever arising with respect to any Western Atlas Employee or Western Atlas Former Employee and attributable to any period subsequent to the Distribution Date and the UNOVA Group shall be solely responsible for the payment of all Liabilities whatsoever arising with respect to any UNOVA Employee or UNOVA Former Employee and attributable to any period subsequent to the Distribution Date.

Section 10.   PRESERVATION OF RIGHTS TO AMEND OR TERMINATE PLANS.

         No provisions of this Agreement, including the agreement or representation of Western Atlas or UNOVA that it, or any member of the Western Atlas Group or the UNOVA Group, will make or has made a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Western Atlas or UNOVA or any member of the Western Atlas Group or the UNOVA Group to amend such Plan or terminate its participation therein which Western Atlas or UNOVA or any member of the Western Atlas Group or the UNOVA Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employee or beneficiary of such employee or former employee under a Plan which such employee or former employee or beneficiary would not otherwise have under the terms of the Plan itself.

Section 11.   REIMBURSEMENT; INDEMNIFICATION.

         Each of the parties hereto acknowledges that the Western Atlas Group, on the one hand, and the UNOVA Group, on the other hand, may incur costs and expenses (including contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto.
Accordingly, Western Atlas and UNOVA agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses.

Section 12.   TRANSFER OF RESERVES.

         To the extent that any Liability assumed by any member of the UNOVA Group hereunder is secured by a reserve on the books of Western Atlas, such reserve shall be transferred from Western Atlas to the books of UNOVA as soon as practicable on or following the Distribution Date.

Section 13.   FURTHER TRANSFERS.

         Western Atlas and UNOVA recognize that there may be UNOVA Employees who will, after the Distribution Date, become employed by Western Atlas and there may be Western Atlas Employees who become employed, after the Distribution Date, by UNOVA and there may be UNOVA Former Employees or Western Atlas Former Employees who are hired by Western Atlas or UNOVA, respectively. If Western Atlas and UNOVA so agree with respect to any such individuals, the assets and liabilities with respect to such employees which are associated with the plans and programs described in this Agreement may be transferred and assumed in a manner consistent with this Agreement and such employees will be treated as Western Atlas Employees or UNOVA Employees, as the case may be. Any such transfers or assumptions and treatment of employees will be considered to be governed by the terms of this Agreement and shall not require the agreement of Western Atlas and UNOVA if they occur within 3 months following the Distribution Date.

Section 14.   OFFICERS AND EMPLOYEES.

         Except as otherwise agreed by the parties hereto, effective as of the Distribution Date, all officers or employees of the UNOVA Group who are acting as directors or officers of the Western Atlas Group and are UNOVA Employees shall resign from such positions with the Western Atlas Group.

Section 15.   OTHER LIABILITIES; GUARANTEE OF OBLIGATIONS.

         (a) As of the Distribution Date, UNOVA shall assume and be solely responsible for all Liabilities whatsoever of the Western Atlas Group with respect to claims made by the UNOVA Employees or UNOVA Former Employees relating to any Liability not otherwise expressly provided for in this Agreement, including earned salary, wages, bonus, incentive or severance payments or other compensation and accrued sick, holiday, vacation, health, dental or retirement benefits, regardless of whether such Liability was incurred before or after the Distribution Date. In the event of any claim pursuant to which UNOVA may be required to indemnify Western Atlas with respect to any such Liability, UNOVA shall have all of the rights and obligations of an "Indemnifying Party" that are provided under Section 4.4 of the Distribution Agreement and Western Atlas shall have all of the rights and obligations of an Indemnified Party that are provided under Section 4.4 of the Distribution Agreement.

         (b) As of the Distribution Date, Western Atlas shall assume and be solely responsible for all Liabilities whatsoever of the UNOVA Group with respect to claims made by the Western Atlas Employees or Western Atlas Former Employees relating to any Liability not otherwise expressly provided for in this Agreement, including earned salary, wages, bonus, incentive or severance payments or other compensation and accrued sick, holiday, vacation, health, dental or retirement benefits, regardless of whether such Liability was incurred before or after the Distribution Date. In the event of any claim pursuant to which Western Atlas may be required to indemnify UNOVA with respect to any such Liability, Western Atlas shall have all of the rights and obligations of an "Indemnifying Party" that are provided under Section 4.4 of the Distribution Agreement and UNOVA shall have all of the rights and obligations of an Indemnified Party that are provided under Section 4.4 of the Distribution Agreement.

         (c) Effective immediately after the Distribution, and in connection with the assumption by UNOVA of obligations with respect to employees of the UNOVA Subsidiaries, UNOVA shall cause each corporation which will become a UNOVA Subsidiary, to perform, and guarantees the performance of, each and every obligation of such UNOVA Subsidiaries with respect to the provisions of this Agreement.

Section 16.   COMPLIANCE.

         Notwithstanding anything to the contrary in this Agreement, to the extent any actions of the parties contemplated in this Agreement are determined prior to the Distribution Date to violate law or result in unintended tax liability for Western Atlas Participants or Western Atlas Former Employees or UNOVA Participants or UNOVA Former Employees, such action may be modified to avoid such violation of law or unintended tax liability.

SECTION 17.   TERMINATION OF PARTICIPATION.

         Except as otherwise expressly provided herein, the participation of UNOVA Participants in any Benefit Plan sponsored or maintained by Western Atlas shall cease as of the Distribution Date.

Section 18.   COMPLETE AGREEMENT.

         This Agreement, together with the Distribution Agreement, and the Annexes and Schedules thereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

Section 19.   GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 20.   NOTICES.

         All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Western Atlas:
              Western Atlas Inc.
              10205 Westheimer Road
              Houston, Texas  77042

              Attention:  General Counsel

         If to UNOVA:
              UNOVA, Inc.
              360 North Crescent Drive
              Beverly Hills, California  90210

              Attention:  General Counsel

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 20.

Section 21.   AMENDMENT AND MODIFICATION.

         This Agreement may be amended, modified or supplemented only by a written agreement signed by Western Atlas and UNOVA, Inc.

Section 22.   SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of each of the other parties (which consent shall not be unreasonably withheld). This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and is not intended to confer upon any other Persons any rights or remedies hereunder.

Section 23.   COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 24.   INTERPRETATION.

         The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

Section 25.   TERMINATION.

         Notwithstanding any provision hereof, this Agreement may be terminated at any time prior to the Distribution Date. Any termination of the Distribution Agreement shall result in the termination of this Agreement. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  WESTERN ATLAS INC.

                                  By:  /s/ Michael E. Keane
                                      ------------------------------

                                  UNOVA, INC.

                                  By: /s/ Charles A. Cusumano
                                      ------------------------------